Exhibit 10.70
AMENDMENT NO. 2
TO
TENNECO INC. VALUE ADDED (“TAVA”)
INCENTIVE COMPENSATION PLAN
          WHEREAS, Tenneco Inc. (the “Company”) has established the Tenneco Inc. Value Added Incentive Compensation Plan (as heretofore amended and restated and further amended, the “Plan”); and
          WHEREAS, the Compensation/Nominating/Governance Committee of the Company’s Board of Directors has determined that it is advisable to amend the Plan on the terms set forth herein.
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company and to the Compensation/Nominating/Governance Committee of the Company’s Board of Directors by Section 8 of the Plan and pursuant to the authority delegated to the undersigned officer of the Company, the Plan be and is amended, effective January 15, 2010, as follows:
          1. A new paragraph (c) of Section 5 of the Plan is added immediately following paragraph (b) of Section 5 of the Plan, such new paragraph (c) to read in its entirety as follows:
“(c) Annual Cap. Notwithstanding anything to the contrary contained herein, but except as may otherwise by provided by the Committee, in no event shall the sum of any Participant’s TAVA Bonus and Discretionary Bonus in respect of any Plan Year exceed two times (2x) such Participant’s total Target Bonus for such Plan Year.”
     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer as of this 15th day of January, 2010.

TENNECO INC.
By:
Name:
Title: